As filed with the Securities and Exchange Commission on May 14, 2018

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Famous Dave’s of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or jurisdiction of incorporation or organization)	41-1782300 (IRS Employer Identification No.)

12701 Whitewater Drive, Suite 190 Minnetonka, MN 55343 (952) 294-1300 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffery Crivello
Chief Executive Officer
Famous Dave’s of America, Inc.
12701 Whitewater Drive, Suite 190
Minnetonka, MN 55343
(952) 294-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: J.C. Anderson Gray, Plant, Mooty, Mooty & Bennett, P.A. 500 IDS Center 80 South Eighth Street Minneapolis, MN 55402 (612) 632-3002

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.01 per share	418,169	$8.225	$3,439,441	$429

(1)              Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from splits, dividends or similar transactions.

(2)              Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based upon the average of high and low prices of the registrant’s common stock on the NASDAQ Global Market on May 7, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 14, 2018

PROSPECTUS

FAMOUS DAVE’S OF AMERICA, INC.

418,169 Shares of Common Stock

This prospectus relates to the resale from time to time by the selling shareholder identified in this prospectus (the “Selling Shareholder”) of 418,169 shares of our common stock, par value $0.01 per share (“Common Stock”). The registration of the offer and sale of the securities covered by this prospectus does not necessarily mean that any of the securities will be offered or sold by the Selling Shareholder.

We are not selling any securities under this prospectus, and we will not receive any proceeds from the disposition of the shares of Common Stock that may be offered by the Selling Shareholder.

The Selling Shareholder may sell the shares of Common Stock covered by this prospectus from time to time, as they may determine, in a number of different ways and at varying prices. We provide more information about how the Selling Shareholder may sell the shares in the section entitled “Plan of Distribution.”

We have agreed to pay certain expenses, including the legal fees of the Selling Shareholder, in connection with the registration of the shares of our Common Stock. The Selling Shareholder will pay all underwriting discounts, fees or selling commissions, placement fees of underwriters or broker’s commissions, any out-of-pocket expenses, and any transfer taxes or other taxes, if any, in each case in connection with the sale or other disposition of the shares of our Common Stock

Our Common Stock is listed on the NASDAQ Global Market under the symbol “DAVE.” On May 11, 2018, the closing price of our Common Stock, as reported on the NASDAQ Global Market, was $7.95. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” on page 2, as well as the risks discussed under the caption “Risk Factors” in the documents we have filed and will subsequently file with the Securities and Exchange Commission and incorporated by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. A REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                   , 2018.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the respective securities that the Selling Shareholder may offer. The information in this prospectus is not complete and is subject to change. The prospectus supplement may add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Neither we nor the Selling Shareholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company,” or similar references mean Famous Dave’s of America, Inc.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

This prospectus contains summaries of certain other documents, which summaries contain all material terms of the relevant documents and are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto.

RISK FACTORS

Our business is subject to uncertainties and risks and an investment in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10–K, as updated by our subsequent quarterly reports on Form 10–Q and other filings we make with the Securities and Exchange Commission (the “SEC”). It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. You should also carefully read and consider the risks and other information that may be contained in any prospectus supplement accompanying this prospectus before deciding whether to purchase any securities that may be offered by the Selling Shareholder. See also “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

CAUTIONARY NOTE REGARDING
FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Famous Dave’s of America, Inc. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under “Risk Factors,” and the documents incorporated by reference in this prospectus. Any forward-looking statement contained in this prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made, and Famous Dave’s of America, Inc. undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Famous Dave’s of America, Inc. to predict all of the factors, nor can Famous Dave’s of America, Inc. assess the effect of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

The shares of Common Stock offered by this prospectus are being registered for the account of the Selling Shareholder named in this prospectus. All sales of the offered securities will be made by, or for the account of, the Selling Shareholder named in this prospectus, in any supplement to this prospectus or in an amendment to the registration statement of which this prospectus forms a part. Therefore, we will not receive any proceeds from the disposition by the Selling Shareholder of any of the shares covered by this prospectus.

We have agreed to pay certain expenses, including the legal fees of the Selling Shareholder, in connection with the registration of the shares of our Common Stock. The Selling Shareholder will pay all underwriting discounts, fees or selling commissions, placement fees of underwriters or broker’s commissions, any out-of-pocket expenses, and any transfer taxes or other taxes, if any, in each case in connection with the sale or other disposition of the shares of our Common Stock.

SELLING SHAREHOLDER

This prospectus covers the disposition by the Selling Shareholder of a total of 418,169 shares of our Common Stock acquired by the Selling Shareholder pursuant to a Stock Purchase Agreement described below, and any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of such Common Stock. The table below sets forth information concerning the resale of shares of Common Stock by the Selling Shareholder. The total number of shares of Common Stock sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations with regard to the Common Stock.

To our knowledge, except as summarized below under “Relationships with Selling Shareholder” of this section, the Selling Shareholder, nor any affiliate of the Selling Shareholder: (i) has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus; or (ii) is a broker-dealer, or an affiliate of a broker-dealer.

Set forth below is the name of each Selling Shareholder and the amount and percentage of Common Stock owned by it (including shares which a stockholder has the right to acquire within 60 days, including upon exercise of options, warrants and convertible notes) prior to the offering, the shares to be sold in the offering, and the amount and percentage of Common Stock to be owned by each (including shares which a stockholder has the right to acquire within 60 days, including upon exercise of options or warrants) after the offering assuming all shares are sold.

The following table is based on information provided to us by the Selling Shareholder and is as of May 14, 2018. The Selling Shareholder may sell all or some of the shares of Common Stock it is offering, and may sell shares of our Common Stock otherwise than pursuant to this prospectus. The table below assumes that the Selling Shareholder sells all of the shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

Selling Shareholder	Shares Beneficially Owned Before Offering	Total Shares Offered By Selling Shareholder	Shares Beneficially Owned After Offering (1)	Percentage of Beneficial Ownership After Offering (1)
FS Special Opportunities I, L.P. (2)	418,169	418,169	0	0.00%

(1)     Assumes sale of all shares offered under this prospectus by the Selling Shareholder.

(2)              FS Special Opportunities I, L.P. shares beneficial ownership of such shares as described under “Relationships with Selling Shareholder” below. The address and principal office of FS Special Opportunities I, L.P. is 3033 Excelsior Blvd. #565 Minneapolis, MN 55416.

Relationships with Selling Shareholder

On November 10, 2017, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with PW Partners, LLC (“PW Partners”). Pursuant to the Stock Purchase Agreement, we sold to PW Partners on behalf of its designated client, the Selling Shareholder, 418,169 shares of our Common Stock (the “Shares”) at a purchase price of $3.50 per share (the “Private Placement”). The Stock Purchase Agreement provides further that PW Partners assigned its rights under the Purchase Agreement to the Selling Shareholder; provided, however, that PW Partners retained its obligations under the Stock Purchase Agreement. PW Partners also assigned to the Selling Shareholder its rights under a Registration Rights Agreement between us and PW Partners dated November 10, 2017 (the “Registration Rights Agreement”). The registration statement that includes this prospectus is filed pursuant to the Registration Rights Agreement.

In connection with the Private Placement, the Shares were deposited in a managed account (the “Managed Account”) managed by PW Partners for the benefit of the Selling Shareholder. While the Shares are held for the benefit of the Selling Shareholder in the Managed Account, PW Partners retains the right to vote the Shares under the managed account agreement. This voting right may be revoked at any time by the Selling Shareholder. Because of their shared beneficial ownership of the Shares, the following groups may together be considered a “group” for purposes of Rule 13d-1: (1) the group that includes the Selling Shareholder and certain other related entities and individuals (the “Selling Shareholder Group”) and (2) the group consisting of PW Partners and certain other affiliates of PW Partners (the “PW Group”).  Based on information provided to us by PW Partners, the PW Group is a beneficial owner of approximately 10.2% of the outstanding shares of our Common Stock, including the 418,169 Shares. The Selling Shareholder has disclaimed beneficial ownership of any shares of our Common Stock held by PW Group other than the Shares and has disclaimed the existence of any such Section 13(d) “group” with the PW Group.

Also pursuant to the Stock Purchase Agreement, we agreed to take the necessary steps to cause our Board of Directors (the “Board”) to (i) appoint a mutually acceptable nominee selected by PW Partners (the “PW Director”), who must be an independent director, to serve on the Board until the 2018 Annual Meeting of Shareholders, (ii) nominate the PW Director for election to the Board at the 2018 Annual Meeting of Shareholders for a term of office expiring at the 2019 Annual Meeting of Shareholders, (iii) recommend, and reflect such recommendation in our definitive proxy statement in connection with the 2018 Annual Meeting of Shareholders, that the shareholders of the Company vote to elect the PW Director to the Board at the 2018 Annual Meeting of Shareholders, and (iv) solicit, obtain proxies in favor of and otherwise support the election of the PW Director to the Board at the 2018 Annual Meeting of Shareholders, in a manner no less favorable than the manner in which we support other nominees for election at the 2018 Annual Meeting of Shareholders. Pursuant to this provision of the Stock Purchase Agreement, the Board nominated Peter O. Haeg, the co-managing partner of the Selling Shareholder and related entities, for election to the Board at the 2018 Annual Meeting of Shareholders.

Further, in connection with the transactions contemplated by the Stock Purchase Agreement, effective as of November 14, 2017, we appointed Jeffery Crivello, an affiliate of PW Partners, to serve as our Chief Executive Officer. In connection with such appointment, we entered into an employment agreement with Mr. Crivello. Mr. Crivello has also served as a member of the Board since August 24, 2017 and is the Chief Financial Officer of PW Capital.

PLAN OF DISTRIBUTION

The Selling Shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholder may use any one or more of the following methods when disposing of shares or interests therein:

•             ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•             block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•             purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•             an exchange distribution in accordance with the rules of the applicable exchange;

•             privately negotiated transactions;

•             short sales;

•             through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•             broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

•             a combination of any such methods of sale; and

•             any other method permitted pursuant to applicable law.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Shareholder may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholder from the sale of the Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents.

The Selling Shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

To the extent required, the shares of our Common Stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may apply to sales of shares in the market and to the activities of the Selling Shareholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholder against liabilities, including liabilities under the Securities Act, Exchange Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Shareholder to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) November 10, 2019; (ii) the date on which all shares of Common Stock covered by the registration statement have been distributed to the public either pursuant to the registration statement, Rule 144 or sold in a private transaction in which the transferor’s registration rights are not assigned; or (iii) otherwise until there are no longer any shares of Common Stock covered by the registration statement.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our Articles of Incorporation, as amended (the “Articles”), and second amended and restated bylaws (“Bylaws”) as they are in effect upon the date of this prospectus. They may not contain all of the information that is important to you. To understand them fully, you should read our Articles and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Capital Stock

As of the date hereof, the Company’s authorized capital stock consists of 100,000,000 shares, having a par value of $.0.01 per share in the case of Common Stock, and having a par value as determined by the Board in the case of preferred stock, to be held, sold and paid for at such times and in such manner as the Board may from time to time determine in accordance with Minnesota law. The Board is expressly authorized to establish more than one class or series of shares, either preferred or Common, and to fix the relative rights, restrictions and preferences of any such different classes or series, and the authority to issue shares of a class or series to another class or series to effectuate share dividends, splits or conversion of the Company’s outstanding shares. The Board also has the authority to issue rights to convert any of the Company’s securities into shares of stock of any class or classes, the authority to issue options to purchase or subscribe for shares of stock of any class or classes, and the authority to issue share purchase or subscription warrants or any other evidence of such option rights which set forth the terms, provisions and conditions thereof, including the price at which such shares may be subscribed for or purchased. Such options, warrants and rights may be transferable or nontransferable and separable or inseparable from the Company’s other securities.

As of May 11, 2018, 9,069,358 shares of the Company’s Common Stock were outstanding, held of record by 336 shareholders and 401,068 options to purchase shares of Common Stock were outstanding. As of the date of this filing, the Board has not provided for or designated any series of preferred stock, and no preferred stock is issued or outstanding.

Voting Rights

Each share of Common Stock entitles the holder to one vote with respect to each matter presented to our shareholders on which the holders of Common Stock are entitled to vote. Our Common Stock votes as a single class on all matters relating to the election and removal of directors on our Board and as provided by law. Holders of our Common Stock will not have cumulative voting rights. Except as otherwise provided in our Articles, Bylaws, or required by law, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.

Dividend Rights

The holders of Common Stock are entitled to receive such dividends as are from time to time declared by the Board out of funds legally available therefore. We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our Common Stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of the Board and will depend on such factors as earnings levels, capital requirements, loan agreement or other contractual restrictions, our financial condition and other factors deemed relevant by the Board.

Liquidation and Other Rights

In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of our Common Stock have no conversion, redemption, preemptive, subscription or similar rights. There are no sinking fund provisions for or applicable to the Common Stock. The outstanding shares of Common Stock are not liable to further call or to assessment by the Company.

The foregoing description of the Common Stock is qualified in its entirety by the provisions of the Company’s Articles and Bylaws, which are filed as Exhibits 3.1 and 3.2 to this Form S-3 and incorporated by reference.

Listing

The Company’s Common Stock is listed on the NASDAQ Global Market under the symbol “DAVE.”

Transfer Agent and Registrar

Wells Fargo Shareowner Services is the transfer agent and registrar for the Company’s Common Stock.

Anti-takeover Effects of Minnesota Law and Our Articles and Bylaws

Certain provisions of our Articles and Bylaws may make it less likely that our management would be changed or someone would acquire voting control of our Company without the Board’s consent. These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their Common Stock.

Ability to Issue Capital Stock with Preferential Rights without Shareholder Approval

The Board can at any time, under our Articles, and without shareholder approval, issue more than one class or series of shares, either preferred stock or Common Stock, and to fix the relative rights, restrictions and preferences of any such different classes or series. In some cases, the issuance of classes or series of stock having preferential rights to the shares of common stock that are currently outstanding, without shareholder approval, could discourage or make more difficult attempts to take control of our Company through a merger, tender offer, proxy contest or otherwise. Such classes or series of shares having preferential or special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our Company from acquiring enough voting shares necessary to take control.

Advance Notice Provisions for Raising Business or Nominating Directors.

Sections 3.13 and 4.3 of our Bylaws contain advance-notice provisions relating to the ability of shareholders to raise business at a shareholder meeting and make nominations for directors to serve on the Board. These advance-notice provisions generally require shareholders to raise business within a specified period of time prior to a meeting in order for the business to be properly brought before the meeting. Similarly, our Bylaws prescribe the timing of submissions for nominations to the Board and certain factual and background information respecting the nominee and the shareholder making the nomination.

VALIDITY OF COMMON STOCK

The validity of the shares of our Common Stock offered by this prospectus have been passed upon for us by Gray, Plant, Mooty, Mooty & Bennett, P.A., Minneapolis, Minnesota.

EXPERTS

The audited consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the Common Stock offered by this prospectus, reference is made to the registration statement. Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed with the SEC as an exhibit to the registration statement, each such statement being qualified by and subject to such reference in all respects.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain documents that we have filed with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference:

•                  our Annual Report on Form 10-K for the year ended December 31, 2017 (filed with the SEC on March 5, 2018);

•                  our Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2018 (filed with the SEC on May 14, 2018);

•                  our Current Reports on Form 8-K filed with the SEC on January 29, 2018, February 5, 2018 (except for Item 7.01), February 12, 2018, April 16, 2018 and May 14, 2018, respectively; and

•                  the description of our common stock contained in the prospectus, constituting part of our Registration Statement on Form S-1 (File No. 333-221927) (filed with the SEC on December 6, 2017, and subsequently amended on December 29, 2017, January 29, 2018, March 5, 2018, and March 7, 2018).

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the expiration or termination of the registration statement of which this prospectus is a part (other than portions of such documents that are not deemed “filed” under the Exchange Act, in accordance with the Exchange Act and applicable SEC rules). The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes such statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference into this prospectus, modifies or supersedes such statement.

The documents incorporated by reference into this prospectus are also available on our corporate website at www.famousdaves.com under the heading “Investor Relations.” Information contained on, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement, and you should not consider information on our website to be part of this report unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus or any prospectus supplement from us free of charge by requesting them in writing or by telephone at the following address:

Famous Dave’s of America, Inc.

Attention: Corporate Secretary

12701 Whitewater Drive, Suite 190

Minnetonka, MN 55343

(952) 294-1300

418,169 Shares

Common Stock

PROSPECTUS

         , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered hereby, other than any discounts and commissions. All of the amounts shown are estimates, except the Securities and Exchange Commission (SEC) registration fee. The expenses listed will be paid by the Company.

SEC registration fee	$429
Legal fees and expenses	$10,000
Accounting fees and expenses	$15,000
Printing and engraving expenses	$0
Miscellaneous expenses	$1,000
Total	$26,429

Item 15. Indemnification of Directors and Officers.

Indemnification Under the Minnesota Business Corporation Act

The Company is subject to Minnesota Statutes, Chapter 302A, the Minnesota Business Corporation Act. Section 302A.521 of the Minnesota Business Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a Minnesota corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are as follows: (a) such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) such person must have acted in good faith; (c) no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

The Company also maintains a director and officer insurance policy to cover the Company, its directors and its officers against certain liabilities.

Indemnification under the Articles and Bylaws

Article 7 of the Company’s Articles provides that, to the fullest extent permitted by law, a director of the Company shall not be personally liable to the Company or to its shareholders for any breach of fiduciary duty as a director.

Article 6 of the Company’s Bylaws provides that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota.

Item 16. Exhibits.

(a)   Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.    Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Articles of Incorporation, dated December 18, 2017, incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S 1 filed December 29, 2017.

3.2	Second Amended and Restated Bylaws, as amended by Amendment Nos. 1 and 2, incorporated by reference to Exhibit 3.3 to Form 10-K filed March 18, 2016.

4.1	Stock Purchase Agreement dated November 10, 2017 between Famous Dave’s of America, Inc. and PW Partners, LLC, incorporated by reference to Exhibit 10.1 to Form 8-K filed November 13, 2017.

4.2	Registration Rights Agreement dated November 10, 2017 between Famous Dave’s of America, Inc. and PW Partners, LLC, incorporated by reference to Exhibit 10.2 to Form 8-K filed November 13, 2017.

4.3	Form of Specimen Common Stock Certificate.

5.1	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Gray, Plant, Mooty, Mooty & Bennett P.A. (included in Exhibit 5.1).

24.1	Power of Attorney, incorporated by reference to the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on May 14, 2018.

FAMOUS DAVE’S OF AMERICA, INC.

By:	/s/ Jeffery Crivello
Name:	Jeffery Crivello
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Jeffery Crivello or Paul M. Malazita, or either of them, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffery Crivello	Chief Executive Officer and Director	May 14, 2018
Jeffery Crivello	(Principal Executive Officer)

/s/ Paul M. Malazita	Interim Chief Financial Officer and Secretary	May 14, 2018
Paul M. Malazita	(Principal Financial Officer and Principal Accounting Officer)

/s/ Charles W. Mooty	Director	May 14, 2018
Charles W. Mooty

/s/ Anand D. Gala	Director	May 14, 2018
Anand D. Gala

/s/ Joseph Jacobs	Director	May 14 , 2018
Joseph Jacobs

/s/ Richard Shapiro	Director	May 14, 2018
Richard Shapiro

/s/ Bryan L. Wolff	Director	May 14, 2018
Bryan Wolff

Director
Eric S. Hirschhorn